EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                August 29, 2005
                Thomas S. Irwin (954) 987-4000 ext. 7560
                Victor H. Mendelson (305) 374-1745 ext. 7590

            HEICO REPORTS RECORD QUARTERLY SALES AND OPERATING INCOME
                                IN THIRD QUARTER

          49% Increase in Operating Income on 24% Increase in Net Sales

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net sales for the third quarter of fiscal 2005 increased 24% to $69,169,000 from $55,820,000 in the third quarter of fiscal 2004 and increased 25% to $193,123,000 in the first nine months of fiscal 2005 from $154,764,000 in the first nine months of fiscal 2004.

Operating income was up 49% to a record $11,749,000 for the third quarter of fiscal 2005 from $7,870,000 for the third quarter of fiscal 2004 and up 41% to a record $31,843,000 for the first nine months of fiscal 2005 from $22,615,000 for the first nine months of fiscal 2004.

Net income for the third quarter of fiscal 2005 was $6,046,000, or 23 cents per diluted share, versus $8,115,000, or 32 cents per diluted share, in the third quarter of fiscal 2004. Fiscal 2004 third quarter net income included one-time income of $4.0 million (16 cents per diluted share) in proceeds from a key-person life insurance policy. Net income for the first nine months of fiscal 2005 increased 5% to $16,187,000, or 62 cents per diluted share, from $15,464,000, or 60 cents per diluted share, in the first nine months of fiscal 2004, which included the one-time $4.0 million (16 cents per diluted share) in life insurance proceeds.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are extremely pleased to report record quarterly net sales and operating income for the second consecutive quarter. Both our Flight Support Group and our Electronic Technologies Group reported increased net sales of 25% and 21%, respectively, over the third quarter of fiscal 2004.

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All the sales increase within the Flight Support Group was organic growth, reflecting the continued recovery in aftermarket demand within the commercial airline industry, as well as our continued success in the development of new products and services for our customers. The sales increase within our Electronic Technologies Group principally reflects strong results from two strategic acquisitions made earlier in fiscal 2005.

Operating income of our Flight Support Group increased 74% to $10.5 million for the third quarter of fiscal 2005 up from $6.0 million for the third quarter of fiscal 2004 and increased 55% to $26.9 million for the first nine months of fiscal 2005 up from $17.3 million for the first nine months of fiscal 2004. The increase in operating income of the Flight Support Group for the third quarter of fiscal 2005 and the first nine months of fiscal 2005 reflects both the increase in net sales and higher operating margins resulting principally from improved operating efficiencies. Operating margins of the Flight Support Group improved to 20.8% in the third quarter of fiscal 2005 from 15.0% in the third quarter of fiscal 2004 and improved to 19.4% in the first nine months of fiscal 2005 from 15.5% for the first nine months of fiscal 2004.

Operating income of our Electronic Technologies Group increased 11% to $3.8 million for the third quarter of fiscal 2005 up from $3.4 million for the third quarter of fiscal 2004 and increased 9% to $10.5 million for the first nine months of fiscal 2005 up from $9.6 million for the first nine months of fiscal 2004. Operating margins of the Electronic Technologies Group were 20.1% in the third quarter of fiscal 2005 and 19.2% in the first nine months of fiscal 2005, down slightly from 21.8% in the third quarter of fiscal 2004 and 22.5% for the first nine months of fiscal 2004, due principally to a less favorable product sales mix. Based on the current backlog within our Electronic Technologies Group, we expect operating margins for the full fiscal 2005 year to approximate 20%.

Our consolidated operating margins improved to 17.0% in the third quarter of fiscal 2005 from 14.1% in the third quarter of fiscal 2004 and to 16.5% for the first nine months of fiscal 2005 from 14.6% for the first nine months of fiscal 2004.

Cash flow from operating activities for the first nine months of fiscal 2005 totaled $21.0 million versus $32.6 million in the first nine months of fiscal 2004 principally due to a higher investment in inventories required to meet increased sales demand and longer lead times for certain raw materials, as well as increased accounts receivable due to the higher sales levels. In light of these required investments in working capital, we are revising our fiscal 2005 targeted cash flow from operating activities to a range of $30 to $35 million. Our net capital expenditure budget for fiscal 2005 remains in the range of $6 to $8 million, net of $3.5 million in proceeds we received from the sale of an excess facility.

Based on current market conditions, we continue to target fiscal 2005 consolidated sales of approximately $255 to $260 million and diluted net income per share in the range of $.84 to $.86. The net sales and earnings targets exclude the impact of additional acquisitions, if any.

As we look to the remainder of fiscal 2005, fiscal 2006 and beyond, we believe the increasing product demand from the commercial airline industry, our commitment to develop new products

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and services, our strong financial position and select acquisition opportunities provide the foundation for long-term growth in sales and earnings."

As previously announced, HEICO will hold a conference call on Tuesday, August 30, 2005 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 785-832-1508, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID 7HEICO. A digital replay will be available one hour after the completion of the conference for 14 days. To access, dial: U.S./Canada/International/Local 402-220-2569 and enter Passcode/Conference ID 7HEICO.

There are currently approximately 14.5 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 10.1 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to telecommunications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense or space spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED JULY 31,
                                                          -------------------------------------
                                                               2005                  2004
                                                          ---------------       ---------------
Net sales                                                 $    69,169,000       $    55,820,000
Cost of sales                                                  43,170,000            36,204,000
Selling, general and administrative expenses                   14,250,000            11,746,000
                                                          ---------------       ---------------
Operating income                                               11,749,000             7,870,000 (1)
Interest expense                                                 (252,000)             (250,000)
Interest and other income                                         341,000                93,000
Life insurance proceeds                                                --             5,000,000 (2)
                                                          ---------------       ---------------
Income before income taxes and minority interests              11,838,000            12,713,000
Income tax expense                                              4,294,000             2,591,000
                                                          ---------------       ---------------
Income before minority interests                                7,544,000            10,122,000
Minority interests' share of income                             1,498,000             2,007,000
                                                          ---------------       ---------------
Net income                                                $     6,046,000       $     8,115,000 (1)(2)
                                                          ===============       ===============
Net income per share:
   Basic                                                  $           .25       $           .34 (1)(2)
   Diluted                                                $           .23       $           .32 (1)(2)

Weighted average number of common shares outstanding:
   Basic                                                       24,500,372            24,165,595
   Diluted                                                     26,368,520            25,755,455

                                                                THREE MONTHS ENDED JULY 31,
                                                          -------------------------------------
                                                               2005                  2004
                                                          ---------------       ---------------
Operating segment information: -
   Net sales:
      Flight Support Group                                $    50,146,000       $    40,086,000
      Electronic Technologies Group                            19,047,000            15,743,000
      Intersegment sales                                          (24,000)               (9,000)
                                                          ---------------       ---------------
                                                          $    69,169,000       $    55,820,000
                                                          ===============       ===============
   Operating income:
      Flight Support Group                                $    10,454,000       $     6,006,000 (1)
      Electronic Technologies Group                             3,820,000             3,428,000
      Other, primarily corporate                               (2,525,000)(3)        (1,564,000)
                                                          ---------------       ---------------
                                                          $    11,749,000       $     7,870,000
                                                          ===============       ===============

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                NINE MONTHS ENDED JULY 31,
                                                          -------------------------------------
                                                               2005                  2004
                                                          ---------------       ---------------
Net sales                                                 $   193,123,000       $   154,764,000
Cost of sales                                                 121,799,000           100,898,000
Selling, general and administrative expenses                   39,481,000            31,251,000
                                                          ---------------       ---------------
Operating income                                               31,843,000            22,615,000 (1)
Interest expense                                                 (785,000)             (882,000)
Interest and other income                                         421,000                95,000
Life insurance proceeds                                                --             5,000,000 (2)
                                                          ---------------       ---------------
Income before income taxes and minority interests              31,479,000            26,828,000
Income tax expense                                             11,430,000             7,447,000
                                                          ---------------       ---------------
Income before minority interests                               20,049,000            19,381,000
Minority interests' share of income                             3,862,000             3,917,000
                                                          ---------------       ---------------
Net income                                                $    16,187,000       $    15,464,000 (1)(2)
                                                          ===============       ===============
Net income per share:
   Basic                                                  $           .66       $           .64 (1)(2)
   Diluted                                                $           .62       $           .60 (1)(2)

Weighted average number of common shares outstanding:
   Basic                                                       24,425,235            23,986,315
   Diluted                                                     26,280,695            25,709,844

                                                                NINE MONTHS ENDED JULY 31,
                                                          -------------------------------------
                                                               2005                  2004
                                                          ---------------       ---------------
Operating segment information: -
   Net sales:
      Flight Support Group                                $   138,462,000       $   112,053,000
      Electronic Technologies Group                            54,808,000            42,825,000
      Intersegment sales                                         (147,000)             (114,000)
                                                          ---------------       ---------------
                                                          $   193,123,000       $   154,764,000
                                                          ===============       ===============
   Operating income:
      Flight Support Group                                $    26,921,000       $    17,344,000 (1)
      Electronic Technologies Group                            10,501,000             9,615,000
      Other, primarily corporate                               (5,579,000)(3)        (4,344,000)
                                                          ---------------       ---------------
                                                          $    31,843,000       $    22,615,000
                                                          ===============       ===============

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HEICO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                               JULY 31, 2005      OCTOBER 31, 2004
                                                            ------------------   ------------------
Cash and cash equivalents                                   $        2,635,000   $          214,000
Accounts receivable, net                                            41,666,000           36,798,000
Inventories                                                         58,873,000           48,020,000
Prepaid expenses, deferred taxes and other current assets            9,991,000            8,880,000
                                                            ------------------   ------------------
   Total current assets                                            113,165,000           93,912,000
Property, plant and equipment, net                                  42,482,000           40,558,000
Goodwill                                                           232,349,000          216,674,000
Other assets                                                        11,000,000           13,111,000
                                                            ------------------   ------------------
   Total assets                                             $      398,996,000   $      364,255,000
                                                            ==================   ==================
Current maturities of long-term debt                        $           58,000   $           58,000
Other current liabilities                                           35,751,000           31,984,000
                                                            ------------------   ------------------
   Total current liabilities                                        35,809,000           32,042,000
Long-term debt, net of current maturities                           22,028,000           18,071,000
Deferred income taxes                                               19,923,000           16,262,000
Other non-current liabilities                                        6,672,000            5,834,000
                                                            ------------------   ------------------
   Total liabilities                                                84,432,000           72,209,000
Minority interests in consolidated subsidiaries                     48,033,000           44,644,000
Shareholders' equity                                               266,531,000          247,402,000
                                                            ------------------   ------------------
   Total liabilities and shareholders' equity               $      398,996,000   $      364,255,000
                                                            ==================   ==================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                   NINE MONTHS ENDED JULY 31,
                                                            ---------------------------------------
                                                                   2005                 2004
                                                            ------------------   ------------------
Operating Activities:
   Net income                                               $       16,187,000   $       15,464,000
   Depreciation and amortization                                     5,267,000            5,126,000
   Deferred income tax provision                                     2,914,000            3,654,000
   Minority interests' share of income                               3,862,000            3,917,000
   Tax benefit from stock option exercises                           2,826,000            1,252,000
   Increase in accounts receivable                                  (2,760,000)            (897,000)
   (Increase) decrease in inventories                               (8,833,000)           2,459,000
   Other                                                             1,501,000            1,629,000
                                                            ------------------   ------------------
      Net cash provided by operating activities                     20,964,000           32,604,000
                                                            ------------------   ------------------
Investing Activities:
   Acquisitions and related costs, net of cash acquired            (19,043,000)         (28,064,000)
   Capital expenditures                                             (6,804,000)          (4,253,000)
   Proceeds from sale of building held for sale                      3,520,000                    -
   Other                                                               224,000             (348,000)
                                                            ------------------   ------------------
      Net cash used in investing activities                        (22,103,000)         (32,665,000)
                                                            ------------------   ------------------
Financing Activities:
   Borrowings on revolving credit facility, net                      4,000,000            4,000,000
   Cash dividends paid                                              (1,224,000)          (1,201,000)
   Proceeds from stock option exercises                              1,338,000              712,000
   Other                                                              (554,000)             499,000
                                                            ------------------   ------------------
      Net cash provided by financing activities                      3,560,000            4,010,000
                                                            ------------------   ------------------
Net increase in cash and cash equivalents                            2,421,000            3,949,000
Cash and cash equivalents at beginning of year                         214,000            4,321,000
                                                            ------------------   ------------------
Cash and cash equivalents at end of period                  $        2,635,000   $        8,270,000
                                                            ==================   ==================

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HEICO CORPORATION
FOOTNOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

----------

(1) Operating income was reduced in fiscal 2004 by an aggregate of $600,000 in restructuring expenses recorded by certain subsidiaries of the Flight Support Group that provide repair and overhaul services including $350,000 recorded in cost of sales and $250,000 recorded in selling, general and administrative expenses. The restructuring expenses decreased net income by $301,000, or $.01 per basic and diluted share.

(2) Represents proceeds from a $5.0 million key-person life insurance policy maintained by a subsidiary of the Flight Support Group. The minority interest's share of this income totaled $1.0 million, which is reported as a component of minority interests' share of income. Accordingly, the life insurance proceeds increased fiscal 2004 net income by $4.0 million, or $.17 per basic and $.16 per diluted share.

(3) Fiscal 2005 results reflect increased costs to comply with the Sarbanes-Oxley Act of 2002 and higher accrued performance awards.